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                                                                   EXHIBIT 10.20


                         INTEREST CALCULATION AGREEMENT


                                     Between


                          BANCO POPULAR DE PUERTO RICO


                                       and


                            THE CHASE MANHATTAN BANK


         THIS AGREEMENT is made as of September 24, 1996 between Banco Popular de Puerto Rico, a banking association chartered under the laws of the Commonwealth of Puerto Rico (the "Bank") and The Chase Manhattan Bank, as the interest calculation agent (the "Calculation Agent," which term shall include any successor thereto).

         WHEREAS, the Bank proposes to issue and sell on a continuous basis floating rate bank notes ("Floating Rate Notes") and fixed rate bank notes ("Fixed Rate Notes") (the Fixed Rate Notes and Floating Rate Notes are collectively referred to herein as the "Notes") pursuant to the terms and conditions of a Distribution Agreement, dated September 24, 1996 (the "Distribution Agreement"), by and among the Bank and the agents named therein (the "Agents," such term to include any additional agent that may be appointed by the Bank and described in a written notice to the Agents, the Issuing and Paying Agent (as defined below) and the Calculation Agent) up to such aggregate principal amount as may from time to time be authorized by the Bank to be at any time outstanding;

         WHEREAS, the Bank desires to appoint The Chase Manhattan Bank as Calculation Agent and The Chase Manhattan Bank desires to accept such appointment, pursuant to the terms and conditions set forth herein; and

         WHEREAS, the Bank is entitled to the benefits of the Issuing and Paying Agency Agreement dated as of September 24, 1996 (the "Issuing and Paying Agency Agreement"), between the Bank and The Chase Manhattan Bank as Issuing and Paying Agent (the "Issuing and Paying Agent");


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         NOW IT IS HEREBY AGREED THAT:

         SECTION 1. Appointment of Calculation Agent. The Bank hereby appoints The Chase Manhattan Bank as calculation agent with respect to any Floating Rate Notes to be issued by the Bank under the Issuing and Paying Agency Agreement. The Calculation Agent hereby accepts its appointment as an independent party for the purposes of calculating the interest rate of, and the amount of interest payable on, the Floating Rate Notes, for each interest accrual period, upon the terms and conditions set forth herein. The calculation of the interest rate bases for the interest rates applicable to a Floating Rate Note shall be determined by reference to such interest rate basis or bases specified in the form of each Floating Rate Note supplied to the Calculation Agent.

         SECTION 2. Calculation of Interest Rate Bases. (a) The Calculation Agent shall calculate the interest rate of, and the amount of interest payable on, the Floating Rate Notes for each interest accrual period and shall communicate the same to the Bank and the Issuing and Paying Agent upon the terms and conditions contained herein. The Bank shall cause the Issuing and Paying Agent to provide the Calculation Agent with not less than two (2) but not more than seven (7) Business Days' notice of the Interest Determination Date (as defined in the applicable Floating Rate Note) with respect to which a particular Floating Rate Note calculation is to be made by the Calculation Agent, and the Calculation Agent shall notify the Issuing and Paying Agent of such Floating Rate Note calculation on or before the applicable Calculation Date (as defined in the Floating Rate Note) and shall confirm such calculation in writing within twenty-four (24) hours after so notifying the Issuing and Paying Agent.

         (b) In no event shall the interest rate on the Floating Rate Notes be less than the Minimum Interest Rate, if any, or higher than the Maximum Interest Rate, if any, designated in the applicable Floating Rate Note and related pricing supplement (each, a "Pricing Supplement"), and in no event shall the interest rate on the Floating Rate Notes be higher than the maximum rate permitted by applicable law.

         (c) The Calculation Agent shall calculate the amount of interest payable on each Floating Rate Note in the manner and at the times set forth in each such Floating Rate Note.


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         (d) The Calculation Agent will, upon the request of any holder of a
Floating Rate Note, provide the interest rate then in effect, and the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to such Floating Rate Note.

         SECTION 3. Status of Calculation Agent. Any acts taken by the Calculation Agent under this Agreement or in connection with any Floating Rate Notes, including, specifically, but without limitation, the calculation of any interest rate for a Floating Rate Note, shall be deemed to have been taken by the Calculation Agent solely in its capacity as an agent acting on behalf of the Bank and shall not create or imply any obligation to, or any trust or agency relationship with, any of the owners or holders of the Floating Rate Notes.

         SECTION 4. Fees and Expenses. The Calculation Agent shall be entitled to such compensation for its services under this Agreement as may be agreed upon with the Bank, and the Bank shall pay such compensation and shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances (including reasonable legal fees and expenses) incurred or made by the Calculation Agent pursuant to the services rendered by it under this Agreement upon receipt of such invoices as the Bank may reasonably require.

         SECTION 5. Rights and Liabilities of the Calculation Agent. From time to time, the Bank will furnish the Calculation Agent with a written list of the names of officers of the Bank authorized to give instructions and notices on behalf of the Bank hereunder (each, an "Instructing Representative"). The Calculation Agent shall be protected and shall incur no liability for, or in respect of, any action taken or omitted to be taken, or suffered by it in reliance upon any Floating Rate Note or written instruction, notice, request, direction, order, certificate, consent, report, affidavit, statement or other paper, document or communication reasonably believed by it in good faith to be genuine and to have been approved or signed by the proper party or parties. Any instruction, notice, request, direction, order, certificate, consent, report, affidavit, statement or other paper, document or communication from the Bank or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to, or as permitted by, any provision of this Agreement shall be sufficient for purposes of this Agreement if such instruction, notice, request, direction, order,


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certificate, consent, report, affidavit, statement, or other paper, document, communication or comment is in writing and signed by an Instructing Representative. The Calculation Agent may conclusively rely, as to the truth of the statements expressed therein, upon any order, written instruction, notice, request, direction, certificate, consent, report, affidavit, statement, or other paper, document or communication, reasonably believed by it in good faith to be genuine, from the Bank or given by it and sent, delivered or directed to the Calculation Agent and conforming to the requirements of this Agreement, and the Calculation Agent shall be protected in acting upon any such order, written instruction, notice, request, direction, certificate, consent, report, affidavit, statement, or other paper, document or communication. The Calculation Agent may consult with counsel satisfactory to it and the advice of such counsel or any opinion of counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken, or suffered by it hereunder in good faith and in accordance with and in reliance upon the advice of such counsel. The Calculation Agent shall not be liable for any error resulting from the use of or reliance on a source or publication required to be used by any Floating Rate Note, this Agreement or any other document. Neither the Calculation Agent nor its officers, directors, employees, agents or attorneys shall be liable to the Bank or any other party for any act or omission hereunder, or for any error of judgment made in good faith by it or them except in the case of gross negligence or willful misconduct. No party shall be liable for any default resulting from force majeure, which shall be deemed to include any circumstances beyond the reasonable control of the party affected.

         SECTION 6. Duties of Calculation Agent. The Calculation Agent shall be obligated only to perform such duties as are specifically set forth herein and no other duties or obligations on the part of the Calculation Agent, in its capacity as such, shall be implied by this Agreement.

         SECTION 7. Termination, Resignation or Removal of the Calculation Agent. The Calculation Agent may at any time terminate this Agreement by giving written notice to the Bank and the Issuing and Paying Agent specifying the date on which the desired resignation shall become effective (the "Effective Date"); provided that such notice shall be given not less than ninety (90) days prior to the Effective Date unless the Bank otherwise agrees in writing. The Bank may terminate this




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Agreement at any time by giving written notice to the Calculation Agent and specifying the Effective Date of such termination. Notwithstanding the foregoing, no termination by either the Calculation Agent or the Bank shall become effective prior to the date of the appointment of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent as provided in Section 8 hereof. Upon termination by either party pursuant to the provisions of this Section, the Calculation Agent shall be entitled to the payment of any compensation owed to it by the Bank hereunder and to the reimbursement of all reasonable expenses incurred in connection with the services rendered by it hereunder, as provided by Section 4 hereof. The provisions of Sections 5, 9 and 13 hereof shall remain in full force and effect following termination by either party.

         SECTION 8. Appointment of Successor Calculation Agent. In the event of the termination of this Agreement pursuant to Section 7 hereof, the Bank shall promptly appoint a successor Calculation Agent whose appointment shall become effective as of the Effective Date. Any successor Calculation Agent appointed by the Bank and approved by the Issuing and Paying Agent following termination of this Agreement pursuant to the provisions of Section 7 hereof, shall execute and deliver to the original Calculation Agent, the Bank and the Issuing and Paying Agent an instrument accepting such appointment. Thereupon, such successor Calculation Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of the Calculation Agent and with like effect as if originally named as Calculation Agent hereunder, and the original Calculation Agent shall thereupon be obligated to transfer and deliver such relevant records or copies thereof maintained by the Calculation Agent in connection with the performance of its obligations hereunder. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. In the event of termination of this Agreement by the Calculation Agent or the Bank pursuant to
Section 7 hereof, if a successor Calculation Agent has not been appointed by the Bank by the Effective Date of such termination, the Calculation Agent may, at the expense of the Bank, petition any court of competent jurisdiction for appointment of a successor Calculation Agent. Any successor Calculation Agent so appointed by such court shall immediately and without further act be superseded by any


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successor Calculation Agent appointed as provided above within one year from the date of the appointment by such court.

         SECTION 9. Indemnification. The Bank shall indemnify and hold harmless the Calculation Agent, its officers, directors, agents or attorneys and employees from and against all actions, claims, damages, liabilities, losses and expenses (including reasonable legal and other professional fees and expenses) relating to or arising out of actions or omissions in any capacity hereunder, except actions, claims, damages, liabilities, losses and expenses caused by the gross negligence or willful misconduct of the Calculation Agent, its officers, directors or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Bank for any error resulting from use of or reliance on a source of publication required to be used by the Floating Rate Notes or this Agreement. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Bank for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) an opinion or advice of counsel, or (ii) a written instruction from the Bank. The provisions of this Section shall survive the termination of this Agreement.

         SECTION 10. Merger, Consolidation or Sale of Business by the Calculation Agent. Any corporation into which the Calculation Agent may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its assets and business and which assumes the obligations of the Calculation Agent hereunder, shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution or filing of any paper or any further act by the parties hereto. Notice in writing of any such merger, consolidation or sale shall be given by the Calculation Agent to the Bank and to the Issuing and Paying Agent prior to or upon the effectiveness of such merger, consolidation or sale.

         SECTION 11. Notices. Any notice or other communication required to be given hereunder shall be delivered in person, sent by letter or by telecopy to the addresses given below or such other address as a party hereto may have subsequently specified in writing:


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         If to the Bank:

                  Banco Popular de Puerto Rico
                  209 Munoz Rivera Avenue, Suite 913
                  Hato Rey, Puerto Rico 00918
                  Attention:  Richard Barrios
                  Telecopy:           (787) 754--9290

         If to the Calculation Agent or the Issuing and Paying Agent:

                  The Chase Manhattan Bank
                  450 West 33rd Street
                  New York, New York 10001
                  Attention:  Agency Administration
                  Telecopy:           (212) 946--7682

         Any notice hereunder given by letter or telecopy shall be deemed to have been received when it would have been received in the ordinary course of post or transmission, as the case may be.

         SECTION 12. Benefit of Agreement. Except as provided herein, this Agreement is solely for the benefit of the parties hereto and their successors and assigns and no other person shall acquire or have any rights under or by virtue hereof. The terms "successors" and "assigns" shall not include any purchaser of any Floating Rate Notes by reason merely of such purchase.

         SECTION 13. Governing Law. This Agreement is to be delivered and performed in, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York applicable to agreements to be entered into and to be performed in such state without regard to conflicts of laws principles.

         SECTION 14. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering


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any other provision or provisions of this Agreement invalid, inoperative or unenforceable, to any extent whatsoever.

         SECTION 15. Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, and by each of the parties hereto in separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 16. Amendments. This Agreement may be amended from time to time by any instrument in writing executed and delivered by each of the parties hereto.

         SECTION 17. Amendment of the Issuing and Paying Agency Agreement. Anything in the Issuing and Paying Agency Agreement to the contrary notwithstanding, any amendment or supplement thereto shall not become effective with respect to this Agreement or the Calculation Agent in its capacity as such unless and until the Calculation Agent shall have consented in writing to such amendment or supplement.

         SECTION 18. Amendments to Forms of Notes. The Bank shall not, without first obtaining the prior written consent of the Calculation Agent, make any change to the Notes if such change would materially and adversely affect the Calculation Agent's duties and obligations under this Agreement.

         SECTION 19. Complete Agreement. This Agreement embodies the entire understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

         SECTION 20. Conflicts with Other Agreements. In any conflict relating to the rights or obligations of the Calculation Agent in connection with calculation of interest on the Floating Rate Notes, the terms of this Agreement shall govern such rights and obligations.

         SECTION 21. Ownership of Securities. The Calculation Agent, its officers, employees and shareholders may become the owners of or acquire any interest in any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Bank as freely as if it were not the Calculation Agent.


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         SECTION 22. Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not; provided, however, this Section 22 shall not by itself authorize any delegation of duties by the Calculation Agent or any assignment other than any assignment expressly permitted by the terms of this Agreement.

         SECTION 23. Definitions. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Issuing and Paying Agency Agreement.

         SECTION 24. Pricing Supplements. The Bank shall promptly deliver copies of each Pricing Supplement to the Calculation Agent.


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         IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                                        BANCO POPULAR DE PUERTO RICO


                                        By:
                                           -----------------------------
                                           Name:  Jose L. Lopez
                                           Title: Senior Vice President


                                        By:
                                           -----------------------------
                                           Name:  Richard Barrios
                                           Title: Senior Vice President


                                        THE CHASE MANHATTAN BANK,
                                        as Calculation Agent


                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


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         IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                                         BANCO POPULAR DE PUERTO RICO


                                         By:
                                            -----------------------------
                                            Name:
                                            Title:


                                         By:
                                            -----------------------------
                                            Name:
                                            Title:


                                         THE CHASE MANHATTAN BANK,
                                         as Calculation Agent


                                         By: /s/ Lisa J. Price
                                            -----------------------------
                                            Name:     Lisa J. Price
                                            Title:    Vice President


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